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                                                         EXHIBIT 99(b)

                  NEWS RELEASE DATED AUGUST 31, 2000


      ALARIS MEDICAL COMPLETES SALES OF ITS INSTROMEDIX DIVISION
                 TO CARD GUARD SCIENTIFIC SURVIVAL, LTD.


SAN DIEGO, CA, AUGUST 31, 2000 -- ALARIS Medical, Inc. (AMEX:AMI) announced today that its ALARIS Medical Systems, Inc. subsidiary has completed the sale of its Instromedix-Registered Trademark- division to Card Guard Scientific SurvivaL Ltd. (SWX New Market: CARDG).

Over the next several months, ALARIS Medical will assist Card Guard in setting up a fully independent headquarters and manufacturing facility in San Diego. During this transition, ALARIS Medical will continue to manufacture Instromedix' products for Card Guard on an OEM basis.

Net cash proceeds, after taxes and other estimated costs, have been used by ALARIS Medical to repay $18 million of its bank debt.

ALARIS Medical, Inc., through its operating subsidiary ALARIS Medical Systems, Inc., is known for its IMED-Registered Trademark- and IVAC-Registered Trademark- brand names of intravenous infusion therapy systems. The Company's principal line of business is the design, manufacture and marketing of intravenous infusion therapy products, patient monitoring instruments and related disposables. In addition to its San Diego world headquarters and manufacturing facility, the Company also operates manufacturing facilities in Creedmoor, NC; Basingstoke, Hampshire, UK; and Tijuana, Mexico. Additional information on ALARIS Medical can be found at www.alarismed.com.

Instromedix-Registered Trademark- is a leader in telecardiology, specializing in non-invasive, portable cardiac event monitoring and pacemaker follow-up systems. Instromedix products include the CarryAll-Registered Trademark-pacemaker follow-up system and the HeartCard-Registered Trademark-and King of Hearts Express-Registered Trademark- cardiac event recording product lines. Instromedix-Registered Trademark- was acquired by ALARIS Medical SystemsTM in July 1998. Additional information on Instromedix-Registered Trademark- can be found at www.instromedix.com.

Card Guard Scientific Survival Ltd. is a leading medical technology company specializing in advanced telemedicine systems for patient populations, ranging from high risk and chronically ill patients to ordinary consumers of health products. Card Guard, based in Rehovot, Israel, with wholly-based subsidiaries in the United States, Europe, and Brazil and offices in Japan and Italy, was incorporated in 1986 and commenced operations in 1990. In November 1999, Card Guard successfully completed an initial public offering on the Swiss Stock Exchange New Market. In January of 2000, Card Guard acquired the assets of Lifewatch, Inc., a provider of telemedicine services.

This news release contains forward-looking statements as defined in the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Persons reading this release are cautioned that such forward-looking statements involve risks and uncertainties, including the effect of legislative and regulatory changes affecting the health care industry, the potential of increased levels of competition, technological changes, the dependence of ALARIS Medical upon the success of new products and ongoing research and development efforts including obtaining regulatory approvals, restrictions contained in the instruments governing ALARIS Medical's indebtedness, and the significant leverage to which it is subject. Such risk factors are detailed in the Securities and Exchange Commission filings of ALARIS Medical, Inc., including Form 10-K for the year ended December 31, 1999. ALARIS Medical assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.

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FOR FURTHER INFORMATION
AT THE COMPANY
William C. Bopp, Sr. VP & CFO, (858) 458-7994
AT KETCHUM
Melissa Kinch, Trade Contact, (310) 444-1306

              E-mail any comments or requests to INVESTOR RELATIONS.